SERVICES AGREEMENT

Date:

July 30, 2009

Place: Sacramento, California

Parties:

Sacramento City Unified School District, a political subdivision of the State of California, (hereinafter referred to as the "District"); and Disability Access Consultants, Inc., (hereinafter referred to as "Contractor").

Recitals:

A.

The District is a public school district in the County of Sacramento, State of
California, and has its administrative offices located at the Serna Center, 5735 47th Avenue,
Sacramento, CA 95824.

B.

The District desires to engage the services of the Contractor and to have said
Contractor render services on the terms and conditions provided in this Agreement.

C.

California Government Code Section 53060 authorizes a public school district to contract with and employ any persons to furnish to the District, services and advice in financial, economic, accounting, engineering, legal, or administrative matters if such persons are specially trained, experienced and competent to perform the required services, provided such contract is approved or ratified by the governing board of the school district. Said section further authorizes the District to pay from any available funds such compensation to such persons as it deems proper for the services rendered, as set forth in the contract.

D.

The Contractor is specially trained, experienced and competent to perform the services required by the District, and such services are needed on a limited basis.

In consideration of the mutual promises contained herein, the parties agree as follows:

ARTICLE 1. SERVICES.

The Contractor hereby agrees to provide to the District the services as described below:

Americans with Disabilities Act & Title 24 Compliance Services, per Contractor's proposal, dated May 7, 2009, attached and incorporated as Exhibit 1, and as amended for cost and term by Contractor's letter to James C. Dobson, Director II, Planning and Construction, dated May 26, 2009, 7:07 p.m., attached and incorporated as Exhibit 2.

ARTICLE 2. TERM.

This Agreement shall commence upon execution of contract, and continue through completion of services, unless sooner terminated, as set forth in Article 10 of this Agreement, provided all services under this Agreement are performed in a satisfactory manner. The determination of a satisfactory performance shall be in the sole judgment and discretion of the District. The term may be extended by mutual consent of the parties on the same terms and conditions by a mutually executed addendum.

ARTICLE 3. PAYMENT.

District agrees to pay Contractor for services satisfactorily rendered pursuant to this Agreement as follows:

Hat Rate: The total payment to Contractor, including travel and other expenses, shall not exceed Three Hundred Eighty Thousand Dollars ($380,000.00).

Payment shall be made within 30 days upon submission of periodic invoice(s) to the attention of James C. Dobson, Director II, Planning and Construction, Sacramento City Unified School District, P. O. Box 246870, Sacramento, California 95824-6870.

ARTICLE 4. EQUIPMENT AND FACILITIES.

District will provide Contractor with access to all needed records and materials during normal business hours upon reasonable notice. Contractor will provide all other necessary equipment and facilities to render the services pursuant to this Agreement.

ARTICLE 5. WORKS FOR HIRE/COPYRIGHT/TRADEMARK/PATENT

The Contractor understands and agrees that all matters specifically produced under this Agreement shall be works for hire and shall become the sole property of the District and cannot be used without the District's express written permission. The District shall have the right, title and interest in said matters, including the right to secure and maintain the copyright, trademark and/or patent of said matter in the name of the District. The Contractor consents to the use of the Contractor's name in conjunction with the sale, use, performance and distribution of the matters, for any purpose in any medium.

ARTICLE 6. INDEPENDENT CONTRACTOR.

The relationship between the parties under this Agreement shall be one of independent contractor. The Contractor and all of their employees shall not be employees or agents of the District and are not entitled to participate in any District pension plans, retirement, health and welfare programs, or any similar programs or benefits, as a result of this Agreement.

The Contractor and their employees or agents rendering services under this agreement shall not be employees of the District for federal or state tax purposes, or for any other purpose. The Contractor acknowledges and agrees that it is the sole responsibility of the Contractor to report as income its compensation from the District and to make the requisite tax filings and payments to the appropriate federal, state, and/or local tax authorities. No part of the Contractor's compensation shall be subject to withholding by the District for the payment of social security, unemployment, or disability insurance, or any other similar state or federal tax obligation.

The Contractor agrees to defend, indemnify and hold the District harmless from any and all claims, losses, liabilities, or damages arising from any contention by a third party that an employer-employee relationship exists by reason of this Agreement.

The District assumes no liability for workers' compensation or liability for loss, damage or injury to persons or property during or relating to the performance of services under this Agreement.

ARTICLE 7.  FINGERPRINTING REQUIREMENTS.

Education Code Section 45125.1 states that if employees of any contractor providing school site administrative or similar services may have any contact with any pupils, those employees shall be fingerprinted by the Department of Justice (DOJ) before entering the school site to determine that they have not been convicted of a serious or violent felony. If the District determines that more than limited contact with students will occur during the performance of these services. Contractor will not perform services until all employees providing services have been fingerprinted by the DOJ and DOJ fingerprinting clearance certification has been provided to the District.

District has determined that services performed under this Agreement will result in limited contact with pupils. Contractor is required to comply with the conditions listed in Exhibit A, Contractor's Certification of Compliance. If the Contractor is unwilling to comply with these requirements, the Contractor's employees may not enter any school site until the Contractor provides the certification of fingerprinting clearance by the DOJ for employees providing services. These requirements apply to self-employed contractors.

ARTICLE 8.  MUTUAL INDEMNIFICATION.

Each of the Parties shall defend, indemnify and hold harmless the other Party, its officers, agents and employees from any and all claims, liabilities and costs, for any damages, sickness, death, or injury to person(s) or property, including payment of reasonable attorney's fees, and including without limitation all consequential damages, from any cause whatsoever, arising directly or indirectly from or connected with the operations or services performed under this Agreement, caused in whole or in part by the negligent or intentional acts or omissions of the Parties or its agents, employees or subcontractors.

It is the intention of the Parties, where fault is determined to have been contributory, principles of comparative fault will be followed and each Party shall bear the proportionate cost of any damage attributable to fault of that Party. It is further understood and agreed that such indemnification will survive the termination of this Agreement.

ARTICLE 9. INSURANCE.

Prior to commencement of services and during the life of this Agreement, Contractor shall provide the District with a copy of its policy evidencing its comprehensive general liability insurance coverage in a sum not less than §1,000,000 per occurrence. Contractor will also provide a written endorsement to such policy naming District as an additional insured, and such endorsement shall also state "Such insurance as is afforded by this policy shall be primary, and any insurance carried by District shall be excess and noncontributory." If insurance is not kept in force during the entire term of the Agreement, District may procure the necessary insurance and pay the premium therefore, and the premium shall be paid by the Contractor to the District.

ARTICLE 10. TERMINATION.

The District may terminate this Agreement without cause upon giving the Contractor thirty days written notice. Notice shall be deemed given when received by Contractor, or no later than three days after the day of mailing, whichever is sooner.

The District may terminate this Agreement with cause upon written notice of intention to terminate for cause. A Termination for Cause shall include: (a) material violation of this Agreement by the Contractor; (b) any act by the Contractor exposing the District to liability to others for personal injury or property damage; or (c) the Contractor is adjudged a bankrupt; Contractor makes a general assignment for the benefit of creditors, or a receiver is appointed on account of the Contractor's insolvency.

Ten (10) calendar days after service of such notice, the condition or violation shall cease, or satisfactory arrangements for the correction thereof be made, or this Agreement shall cease and terminate. In the event of such termination, the District may secure the required services from another contractor. If the cost to the District exceeds the cost of providing the service pursuant to this Agreement, the excess cost shall be charged to and collected from the Contractor. The foregoing provisions are in addition to and not a limitation of any other rights or remedies available to the District. Written notice by the District shall be deemed given when received by the other party or no later than three days after the day of mailing, whichever is sooner.

ARTICLE 11. ASSIGNMENT.

This Agreement is for personal services to be performed by the Contractor. Neither this Agreement nor any duties or obligations to be performed under this Agreement shall be assigned without the prior written consent of the District, which shall not be unreasonably withheld. In the event of an assignment to which the District has consented, the assignee or his/her or its legal representative shall agree in writing with the District to personally assume, perform, and be bound by the covenants, obligations, and agreements contained in this Agreement.

ARTICLE 12. NOTICES.

Any notices, requests, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the day after dispatching by Federal Express or another overnight delivery service, and properly addressed as follows:

District:

Contractor:

Sacramento City Unified School District

Barbara Thorpe, President

PO Box 246870

Disability Access Consultants, Inc.

Sacramento CA 95824-6870

311 Otterson Drive #10

Attn: James C. Dobson, Director II, Planning

Chico CA 95928

and Construction

ARTICLE 13. ENTIRE AGREEMENT.

This Agreement contains the entire agreement between the parties and supersedes all prior understanding between them with respect to the subject matter of this Agreement. There are no promises, terms, conditions or obligations, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed in this Agreement. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations under this Agreement be waived, except by written instrument signed by the party to be otherwise expressly permitted in this Agreement.

ARTICLE 14. CONFLICT OF INTEREST.

The Contractor shall abide by and be subject to all applicable District policies, regulations, statutes or other laws regarding conflict of interest. Contractor shall not hire any officer or employee of the District to perform any service covered by this Agreement. If the work is to be performed In connection with a Federal contract or grant, Contractor shall not hire any employee of the United States government to perform any service covered by this Agreement.

Contractor affirms to the best of their knowledge, there exists no actual or potential conflict of interest between Contractor's family, business or financial interest and the services provided under this Agreement. In the event of a change in either private interest or services under this Agreement, any question regarding possible conflict of interest which may arise as a result of such change will be brought to the District's attention in writing.

ARTICLE 16. NONDISCRIMINATION.

It is the policy of the District that in connection with all services performed under contract, there will be no discrimination against any prospective or active employee engaged in the work because of race, color, ancestry, national origin, handicap, religious creed, sex, age or marital status. Contractor agrees to comply with applicable federal and California laws including, but not limited to, the California Fair Employment and Housing Act.

ARTICLE 16. ATTORNEY'S FEES.

In the event of any action or proceeding brought by one party against the other party under this Agreement, the prevailing party shall be entitled to recover its attorney's fees and reasonable costs in such action or proceeding in such an amount as the court may judge reasonable.

ARTICLE 17. SEVERABILITY.

Should any term or provision of this Agreement be determined to be illegal or in conflict with any law of the State of California, the validity of the remaining portions or provisions shall not be affected thereby. Each term or provision of this Agreement shall be valid and be enforced as written to the full extent permitted by law.

ARTICLE 18. RULES AND REGULATIONS.

All rules and regulations of the District's Board of Education and all federal, state and local laws, ordinance and regulations are to be strictly observed by the Contractor pursuant to this Agreement. Any rule, regulation or law required to be contained in this Agreement shall be deemed to be incorporated herein.

ARTICLE 19. CALIFORNIA LAW.

This Agreement shall be construed in accordance with and governed by the laws and decisions of the State of California.

ARTICLE 20. RATIFICATION BY BOARD OF EDUCATION.

Pursuant to the provisions of Education Code section 39656, SCUSO Board Regulation BP-3312 and SCUSD Board Resolution 2527, this Agreement is not enforceable and is invalid unless and until it is approved and/or ratified by the governing board of the Sacramento City Unified School District, as evidenced by a motion of said board duly passed and adopted.

Executed at Sacramento, California, on the day and year first above written.

SACRAMENTO CITY UNIFIED SCHOOL DISTRICT

/s/ Thomas S. Barentson

By: Thomas S. Barentson

CFO

DISABILITY ACCESS CONSULTANTS, INC.

/s/ Barbara Thorpe

By: Barbara Thorpe

President